                                                                   EXHIBIT 10.21



                         FORM OF STOCK OPTION AGREEMENT

     Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's Class B Common Stock ("CLASS B COMMON STOCK") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

     Your option is granted in connection with and in furtherance of the Company's 1997 Stock Option Plan (the "PLAN") for the Company's employees (including officers) or directors, and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. VESTING. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee or Director.

     2. METHOD OF PAYMENT. Payment, in cash (including check), of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you.

     3.   WHOLE SHARES. Your option may only be exercised for whole shares.

     4. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     5.   TERM.

          (a) The term of your option commences on the date of grant and expires upon the earliest of:

               (i)  the Expiration Date indicated in the Grant Notice;

               (ii) ten (10) years after the Date of Grant;

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               (iii) eighteen (18) months after your death, if you die during, or within three (3) months after the termination of your Continuous Status as Employee or Director; or

               (iv) twelve (12) months after the termination of your Continuous Status as Employee or Director due to disability; or

               (v) three (3) months after the termination of your Continuous Status as an Employee or Director for any other reason.

          (b) Notwithstanding the foregoing, in the case of an incentive stock option (to the extent such option has not been exercised at such time), at your written request or with your written consent the Board of Directors may take such actions as may be necessary to convert your incentive stock option into a nonstatutory stock option pursuant to the provisions of Section 11 of the Plan. To obtain the federal income tax advantages associated with an incentive stock option, the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company, except in the event of your death or permanent and total disability. The Company cannot guarantee that your option will be treated as an incentive stock option if you exercise your option more than three (3) months after the date your employment with the Company terminates.

     6.   EXERCISE.

          (a) You may exercise the vested portion of your option during its term (and the unvested portion of your option if the Grant Notice so permits) by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising your option you agree that:

               (i) as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of
(1) the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

               (ii) you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Class B Common Stock issued upon exercise of an incentive stock option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Class B Common Stock are acquired by you upon exercise of your option.

     7. TRANSFERABILITY. If your option is an incentive stock option, it is not transferable, except by will or by the laws of descent and distribution, and is exercisable during


                                       2.

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your life only by you. If your option is a nonstatutory stock option, it may be transferred to your spouse, children, lineal ancestors and lineal descendants (or to a trust created solely for your benefit and/or the benefit of the foregoing persons) or to an organization exempt from taxation pursuant to
Section 501(c)(3) of the Code or to which tax deductible charitable contributions may be made under Section 170 of the Code (excluding such organizations classified as private foundations under applicable regulations and rulings). Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

     8. RIGHT OF FIRST REFUSAL. Before any Class B Common Stock issued to you or any transferee of you (either being sometimes referred to herein as the "HOLDER") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall have an assignable right of first refusal to purchase such Class B Common Stock (the "SHARES") on the terms and conditions set forth in this Section 8 (the "RIGHT OF FIRST REFUSAL").

          (a) NOTICE OF PROPOSED TRANSFER. The Holder of the Shares shall deliver to the Company a written notice (the "NOTICE") stating: (i) the Holder's bona fide intention to sell or otherwise transfer the Shares; (ii) the name of each proposed purchaser or other transferee (the "PROPOSED TRANSFEREE"); (iii) the Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "OFFERED PRICE"); and the Holder shall offer to sell the Shares at the Offered Price to the Company.

          (b)  EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within thirty
(30) days after receipt of the Notice, the Company or its assignee may, by giving written notice to the Holder, elect to purchase all (but not less than all) of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the Offered Price.

          (c) PAYMENT. Payment of the purchase price shall be made, at the option of the Company or its assignee, either (i) in cash (by check) or (ii) in the manner and at the time(s) set forth in the Notice.

          (d) HOLDER'S RIGHT TO TRANSFER. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee as provided in this Section 8, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice; (ii) any such sale or other transfer is effected in accordance with any applicable securities laws; and (iii) the transferee or other recipient shall agree in writing to receive and hold the Shares so transferred subject to the provisions of this Agreement, and to transfer such Shares no further except in accordance with the terms of this Agreement. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company shall again be offered the Right of First Refusal, before any Shares held by the Holder may be sold or otherwise transferred.


                                       3.

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          (e)  EXCEPTION FOR CERTAIN FAMILY TRANSFERS AND EXERCISES OF EXCHANGE
RIGHT. Anything to the contrary contained in this Section 8 notwithstanding, the transfer of any or all of the Shares during the Holder's lifetime or on the Holder's death by will or intestacy to Holder's immediate family or to a trust for the benefit of Holder or Holder's immediate family shall be exempt from the provisions of this Section 8; provided that, as a condition to receiving the Shares, the transferee or other recipient shall agree in writing to receive and hold the Shares so transferred subject to the provisions of this Agreement, and to transfer such Shares no further except in accordance with the terms of this Agreement. As used herein, "immediate family" shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. Anything to the contrary contained in this Section 8 notwithstanding, the transfer of any or all of the Shares pursuant to exercise of the Exchange Right pursuant to Section 10 below shall be exempt from the provisions of this Section 8.

          (f) TERMINATION OF RIGHT OF FIRST REFUSAL. The Right of First Refusal shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization).

     9.   VESTED PURCHASE OPTION.

          (a) The Class B Common Stock to be purchased by you pursuant to this Agreement shall be subject to the following additional option (the "VESTED PURCHASE OPTION"): In the event that your service as an Employee or Director of the Company ceases for any reason (including your death), or no reason, with or without cause, the Vested Purchase Option may be exercised. The Company shall have the right at any time within ninety (90) days after your cessation of service with the Company or such longer period as may be agreed to by you and the Company (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Internal Revenue Code), to purchase from you or your personal representative, as the case may be, up to but not exceeding the number of shares (including fractional shares) in which you have vested pursuant to the terms set forth in Section 1 of this Agreement as of the date of such cessation of service at their Fair Market Value (as defined below). "FAIR MARKET VALUE" shall mean the fair market value of shares of Class B Common Stock, as determined by a Nationally Recognized Investment Bank (a defined in Section 10 below) selected by the Board of Directors.

          (b) The Company shall be entitled to pay for any Class B Common Stock purchased pursuant to its Vested Purchase Option at the Company's option in cash, by offset against any indebtedness owing to the Company by you, including without limitation any Note given in payment for the Class B Common Stock, or by a combination of both.

          (c) The Vested Purchase Option may be exercised by giving written notice of exercise delivered or mailed as provided in Section 14 hereof. Upon provision of such notice and payment or tender of the purchase price, the Company shall become the legal and beneficial owner of the Shares being purchased and all rights and interests therein or related thereto.


                                       4.

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          (d)  The Vested Purchase Option shall terminate as to any Class B
Common Stock upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization).

     10.  EXCHANGE RIGHT.

          (a) If the Company obtains advice in writing from a Nationally Recognized Investment Bank (as defined below) that in its reasonable judgment it should be possible for the Company to successfully complete a public offering of Common Stock resulting in gross proceeds to the Company and the selling stockholders, if any, of not less than $30 million (prior to expenses and underwriting commissions) and at an offering price per share representing a pre-offering valuation of the Company of at least $500 million (a "QUALIFIED PUBLIC Offering"), and EMC Corporation ("EMC") does not use its best efforts (including giving any necessary consents or approvals) (i) to assist the Company with preparing a registration statement for filing with the Commission within six months thereafter and (ii) to cooperate with the Company in seeking to cause such registration statement to become effective, then the holders of a majority of the shares of the Company's Class B Common Stock then outstanding (the "CLASS B ELECTING HOLDERS") may, by written election (the "ELECTION") delivered to EMC, require EMC to exchange their shares of Class B Common Stock (the "ELECTING SHARES") for shares of EMC Common Stock and to offer to holders of vested options the right to exchange such options for cash (the options so electing shall be referred to as the "ELECTING OPTIONS"). Upon receipt of the Election, EMC agrees that it shall exchange the Electing Shares for shares of EMC Common Stock with an EMC Market Value (as defined below) equal to the Class B Fair Value (as defined below) of the Electing Shares and shall exchange the Electing Options for cash in an amount equal to the Class B Fair Value minus the exercise price of each Electing Option (all of the foregoing, hereinafter known as the "EXCHANGE RIGHT"). Within a reasonable period of time after notice of the Election from the Class B Electing Holders, EMC shall prepare and file a registration statement with the SEC that will seek to register shares of EMC Common Stock for the Electing Shares. EMC will exercise its reasonable best efforts to have such registration statement declared effective by the SEC and upon effectiveness, EMC shall distribute shares of EMC Common Stock to the Class B Holders who exercised the Exchange Right (the "EXCHANGE SHARES") within a reasonable period of time thereafter. Any cash payments to Electing Options will be made simultaneously with the distribution of the Exchange Shares. The foregoing sets forth the Class B Electing Holders' sole and exclusive remedy against EMC and Holdings with respect to any claims under this Section 10. The date for determining the EMC Market Value and Class B Fair Value shall be two days before such exchange and payments are effected. Notwithstanding any of the foregoing, a Qualified Public Offering may be delayed by EMC or McDATA Holdings Corporation ("HOLDINGS") without liability to anyone as follows: (i) one time, for as long as considered necessary in the reasonable judgment of EMC and its accountants, to avoid loss of pooling of interests accounting treatment with respect to a completed or pending acquisition by EMC, (ii) one time, until thirty (30) days after the end of the then-current fiscal year, to enable the Company to remain part of a consolidated group with EMC, (iii) for such period of time deemed necessary in the reasonable judgment of EMC and its accountants in connection with an acquisition by EMC of the business or assets of another entity undertaken at


                                       5.

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the Company's request and on its behalf, and (iv) one time, for a period of six
(6) months, for any reason in EMC's sole discretion (collectively, the "DELAY RIGHTS"). If the parties commence work on a public offering but the price and terms proposed by the managing underwriter would not satisfy the $30 million deal size and $500 million pre-offering valuation requirements, then EMC will not be obligated to complete such offering and the failure to do so will not trigger the Exchange Right.

          (b) For purposes of this Agreement, the following definitions shall apply:

               (i) The "CLASS B FAIR VALUE" shall mean the fair market value as determined by one or more Qualified Investment Banks. The Class B Fair Value shall be determined by a single Qualified Investment Bank unless EMC and a majority in interest of the Class B Electing Holders agree to select two Qualified Investment Banks, in which case the Class B Fair Value shall be the average of the values determined by each of such Qualified Investment Banks.

               (ii) The "EMC MARKET VALUE" shall mean the average of (i) the closing price quoted on the New York Stock Exchange (NYSE) or, (ii) if EMC's Common Stock is not then listed, the closing price on the principal exchange upon which EMC's Common Stock is listed or the Nasdaq Stock Market (National Market), whichever is applicable, as published in the Western Edition of The Wall Street Journal, for the five (5) trading days prior to the date of determination of the EMC Market Value.

               (iii) A "QUALIFIED INVESTMENT BANK" shall mean (i) a Nationally Recognized Investment Bank selected by mutual consent of EMC and a majority in interest of the Class B Electing Holders or (ii) if EMC and a majority in interest of the Class B Electing Holders are unable to agree on the selection of a Nationally Recognized Investment Bank, then a Nationally Recognized Investment Bank chosen by the American Arbitration Association.

               (iv) A "NATIONALLY RECOGNIZED INVESTMENT BANK" shall mean one of the top 15 U.S. investment banking firms in the previous calendar year ranked according to underwritten equity offerings as published in the Securities Data Corp. Annual Review.

          (c) The foregoing Exchange Right may be amended or modified only with the written consent of the Company and a majority in interest of the Class B Holders (as defined in Section 11 below). The obligations of the Company and the rights of the Class B Holders pursuant to the Exchange Right may be waived with respect to the rights of an individual Class B Holder, with the written consent of such Class B Holder, or with respect to all Class B Holders with the written consent of a majority in interest of the Class B Holders.

     11. CO-SALE RIGHT. You shall have a co-sale right as a Class B Holder as set forth below.

          (a) If Holdings proposes to transfer any shares of the Company's Class A Common Stock held by it in one or more related transactions, then Holdings shall promptly give written notice (the "NOTICE") to the Company and to
(i) holders of all shares of the Class B


                                       6.

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Common Stock issued to the Investors (as defined in the Investors' Rights
Agreement by and among the Company, EMC and the investors listed on Exhibit A thereto) and (ii) holders of Class B Common Stock issued or issuable upon exercise of options to purchase Class B Common Stock granted under the Plan (the holders referred to in clauses (i) and (ii) above may be referred to hereinafter as the "CLASS B HOLDERS") at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of the Company's Class A Common Stock held by it to be sold or transferred (the "HOLDINGS SHARES"), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event the transfer is being made pursuant to the provisions of subsection
(h)(i) or (h)(ii) hereof, the Notice shall state under which subsection the sale or transfer is being made.

          (b) Each Class B Holder shall have the right, exercisable upon written notice to Holdings within twenty (20) days after receipt of the Notice, to participate in such sale of Holdings Shares on the same terms and conditions (as adjusted for any differential in the fair market value of the Class B Common Stock compared with the Class A Common Stock). To the extent one or more of the Class B Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Holdings Shares that Holdings may sell in the transaction shall be correspondingly reduced.

          (c) Each Class B Holder may sell all or any part of that number of shares of Class B Common Stock equal to the product obtained by multiplying (i) the number of shares of the Company's Class A Common Stock held by Holdings by
(ii) a fraction the numerator of which is the number of shares of Class B Common Stock owned, or issuable upon exercise of vested options granted under the Plan to purchase Common Stock held, by such Class B Holder at the time of the sale or transfer and the denominator of which is the total number of shares of the Company's Class A Common Stock owned by Holdings and the total number of shares of Class B Common Stock owned, or issuable upon exercise of vested options granted under the Plan to purchase Class B Common Stock held, by all Class B Holders at the time of the sale or transfer.

          (d) If a Class B Holder fails to elect to fully participate in Holdings' sale pursuant to this Section 11, Holdings shall give notice of such failure to the Class B Holders who did so elect (the "PARTICIPANTS"). Such notice may be made by telephone if confirmed in writing within two (2) days. The Participants shall have ten (10) days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this subsection, a Participant's pro rata share shall be the ratio of (x) the number of shares of Class B Common Stock owned, or issuable upon exercise of vested options granted under the Plan to purchase Class B Common Stock held, by such Participant to (y) the total number of shares of Class B Common Stock owned, or issuable upon exercise of vested options granted under the Plan to purchase Class B Common Stock held, by all Participants and the total number of shares of the Company's Class A Common Stock owned by Holdings.

          (e) Each Participant shall effect its participation in the sale by promptly delivering to Holdings for transfer to the prospective purchaser one or more certificates, properly


                                       7.

endorsed for transfer, which represent number of shares of Class B Common Stock that such Participant elects to sell.

          (f) The stock certificate or certificates that the Participant delivers to Holdings pursuant to subsection (e) above shall be transferred to the prospective purchaser in consummation of the sale of the stock pursuant to the terms and conditions specified in the Notice (as adjusted for any differential in the fair market value of the Class B Common Stock compared with the Class A Common Stock), and Holdings shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, Holdings shall not sell to such prospective purchaser or purchasers any Holdings Shares unless and until, simultaneously with such sale, Holdings shall purchase such shares or other securities from such Participant.

          (g) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Holdings Shares shall not adversely affect their rights to participate in subsequent sales of Holdings Shares subject to this Section 11.

          (h)  EXEMPT TRANSFERS.

               (i) Notwithstanding the foregoing, the co-sale rights of the Class B Holders shall not apply to: (i) any pledge of the Company's Class A Common Stock made pursuant to a bona fide loan transaction that creates a mere security interest; (ii) any transfer to an affiliate of EMC or Holdings; or
(iii) any transfer to EMC's or Holdings' stockholders; provided that (A) Holdings shall inform the Class B Holders of such pledge or transfer prior to effecting it and (B) the pledgee or transferee shall furnish the Company with a written agreement to be bound by and comply with all provisions of this Section
11. Such transferred stock will remain subject to the provisions of this Section 11 and the holder of such transferred stock will be treated as Holdings for purposes of this Agreement.

               (ii) Notwithstanding the foregoing, the provisions of this
Section 11 shall not apply to the sale of any of the Company's Common Stock (i) to the public pursuant to a registration statement filed with, and declared effective by the Commission under the Securities Act, or (ii) to the Company.

     12. MARKET STANDOFF. In connection with a Qualified Public Offering, you hereby agree that you shall not sell or otherwise transfer or dispose of any shares of Common Stock (or other securities) of the Company held by you (other than those included in the registration) for a period as may be specified by the representative of the underwriters of Common Stock (or other securities) of the Company and agreed to by EMC and the Company, provided that all executive officers and directors of the Company enter into similar agreements.

     You agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to


                                       8.

give further effect thereto. The obligations described in this Section 12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period of time.

     13. OPTION NOT A SERVICE CONTRACT. Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in your option shall obligate the Company, its stockholders, Board of Directors, officers or employees to continue any relationship which you might have as a director for the Company.

     14. NOTICES. Any notice required or permitted hereunder shall be given in writing addressed to the other party hereto at his address hereinafter shown below his signature or at such other address as such party may designate by ten
(10) days' advance written notice to the other party hereto, and shall be deemed effectively given upon personal delivery, upon facsimile transmission (the receipt of which has been confirmed), one (1) day after deposit with a commercial overnight courier, or five (5) days after deposit in any United States Post Office Box, by first class mail, postage prepaid. Any notice to the Company may be given through the means specified in the preceding sentence at the following address: McDATA Corporation, Attn: President, 310 Interlocken Parkway, Broomfield, CO 80021 or at such other address as the Company shall designate by ten (10) days' advance written notice to you. Any notice to EMC may be given through the means specified in this Section 14 at the following address: EMC Corporation, Attn: General Counsel, 171 South Street, Hopkinton, MA 01748 or at such other address as EMC shall designate by ten (10) days' advance written notice to you. Any notice to Holdings may be given through the means specified in this Section 14 at the following address: c/o EMC Corporation,
Attn: General Counsel, 171 South Street, Hopkinton, MA 01748, with a copy to McDATA Corporation, Attn: President, 310 Interlocken Parkway, Broomfield, CO 80021 or at such other address as Holdings shall designate by ten (10) days' advance written notice to you.

     15. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

     16. TERMINATION OF CERTAIN RIGHTS. The rights set forth in Sections 8, 9, 10 and 11 of this Agreement shall terminate and be of no further force and effect upon the consummation of a Qualified Public Offering of securities of the Company.


                                       9.

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the _____ day of _____________, _________.



MCDATA CORPORATION                       OPTIONEE


By:
   ----------------------------          -------------------------------------
Name:
Title:


                                         -------------------------------------
                                         [Print Name]

                                         Address:



                                         -------------------------------------

                                         -------------------------------------


The undersigned:

          (a) Acknowledges receipt of the foregoing option and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

          (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

      NONE    ___________________
              (Initial)

      OTHER
           -------------------------------------

           -------------------------------------

           -------------------------------------




                                    -------------------------------------------
                                    OPTIONEE



                                      10.